Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-265606, 333-267432, 333-270076, 333-274296) of Woodside Energy Group Ltd of our report dated February 27, 2024, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F of Woodside Energy Group Ltd for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers

Perth, Australia

February 27, 2024